SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement          |_|  Soliciting Material Under Rule
|_|  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials

                     SELIGMAN NEW TECHNOLOGIES FUND II, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:


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2)   Aggregate number of securities to which transaction applies:


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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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4) Proposed maximum aggregate value of transaction:


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5) Total fee paid:


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|_| Fee paid previously with preliminary materials:

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|_|  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1) Amount previously paid:


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     2) Form, Schedule or Registration Statement No.


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     3) Filing Party:


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     4) Date Filed:


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

FOR IMMEDIATE RELEASE

PRESS CONTACT:                                           SHAREHOLDER CONTACT:
Rebecca Shroyer                                          Bill DeSanto
(212) 850-1239                                           (212) 850-3101
shroyerr@jwseligman.com                                  desantob@jwseligman.com



                     SELIGMAN NEW TECHNOLOGIES FUND II, INC.
                             TO HOST CONFERENCE CALL

NEW YORK, December 21, 2007-Seligman New Technologies Fund II, Inc. will host a conference call on Wednesday, January 9, 2008, at 11:00 a.m. Eastern Standard Time to update shareholders on the on-going proxy vote for the liquidation of the Fund.

The call is open to the general public. The call-in number is 888-802-8577. The caller-i.d. number is 28563793.

Seligman New Technologies Fund II, Inc. is closed to new investment. To obtain a copy of the proxy statement which describes the proposals, contact your financial advisor or the Fund's proxy solicitor, Georgeson Inc. at 199 Water Street, New York, NY 10038, or by telephone at 1-888-605-7582. We encourage Stockholders to vote their proxies in order to minimize additional expenses of further proxy solicitation.

Seligman New Technologies Fund II, Inc. is managed by J. & W. Seligman & Co. Incorporated, a New York-based investment manager and advisor, which was founded in 1864. In addition to providing management and advisory services to institutional clients, the firm and its affiliates provide individuals a broad array of investment options, including the US-based Seligman Group of Funds with more than 60 portfolios. Additionally, the firm manages Tri-Continental Corporation, which is traded on the New York Stock Exchange, and a range of offshore investments available exclusively for non-US investors.

J. & W. Seligman & Co. Incorporated has an additional office in Palo Alto, California. Seligman Advisors, Inc. is the principal underwriter for the Seligman mutual funds. Seligman Services, Inc. provides client services to shareholders. Seligman Advisors, Inc. and Seligman Services, Inc. are each an affiliate of J. & W. Seligman & Co. Incorporated.


                                   -- more --

Technology stocks may be subject to increased government regulation and offer limited liquidity. Investments concentrated in one economic sector, such as technology, may be subject to greater price fluctuations than a portfolio of diversified investments. The stocks of smaller companies may be subject to above-average market price fluctuations. Investments in venture capital companies are highly speculative.

You should consider the investment objectives, risks, charges, and expenses of a Fund carefully before investing. You can obtain the Fund's most recent annual and semi-annual reports by contacting your financial advisor or Seligman Services, Inc. at 800-597-6068. These reports and other information, including the current proxy statement for Seligman New Technologies Fund II, Inc., are also available on the Securities and Exchange Commission's EDGAR Database at www.sec.gov.

Distributed by Seligman Advisors, Inc.